EXHIBIT 99.1

May 11, 2013

To the Board of Directors of

Lightwave Logic, Inc.

Resignation of Louis C. Glasgow, CTO

Gentlemen:

Following up on earlier discussions of this topic, I hereby resign as Lightwave Logic, Inc.’s Chief Technology Officer effective immediately. I know I leave the technical development effort in good hands with Lou Bintz, and I am convinced he will lead the team to the next level.

Further, having been invited to serve as Senior Technical Advisor to Lightwave Logic, Inc., which I understand is a non-executive officer position, I hereby accept the appointment to such position effective immediately.

Thank you for your support.

Sincerely,

Louis C. Glasgow